                             EMPLOYMENT AGREEMENT
                             --------------------

     This agreement is made effective May 31, 1996, between American Dental Partners, Inc., a Delaware corporation (the "Company"), and George W. Robinson (the "Employee"), who hereby agree as follows:

     (S)1.  Employment.  Upon the terms and subject to the conditions described
            ----------
in this agreement, the Company hereby employs the Employee and the Employee hereby accepts employment by the Company.

     (S)2.  Term.  Employee's employment with the Company shall begin on June 3,
            ----
1996 (the "Commencement Date") and shall end on the third anniversary of the Commencement Date (the "Initial Term"), unless or until sooner terminated pursuant to (S)8 of this agreement. This agreement may be extended or renewed after the expiration of the Initial Term, but only by mutual written agreement of the Parties. When permitted by the context, any reference in this agreement to the "term of this agreement" shall include the Initial Term and the period of any such extensions or renewals.

     (S)3.  Services.  The Employee shall serve as the Senior Vice President-
            --------
Operations and Chief Operating Officer of the Company and shall devote his full business and professional time, attention, energy, loyalty, and skill to the business affairs of the Company, performing such executive and administrative tasks and having such responsibilities as may be assigned to him from time to time by the President and Chief Executive Officer of the Company (the "CEO") or the board of directors of the Company (the "Board").

     (S)4.  Compensation.  As compensation for his services under this
            ------------
agreement, the Company shall pay the Employee a base salary at the annual rate of $125,000 (the "Base Rate"), payable in biweekly installments, in arrears, in accordance with the Company's general policies and procedures for payment of salaries to its executive personnel. In addition, each year during the term of his employment with the Company, the Employee will be eligible to earn a bonus in an amount up to $75,000, which will be based upon and tied to the achievement of management objectives to be prepared annually by the CEO and submitted to the Board for approval; provided that with respect to the fiscal year of the Company ending December 31, 1996, the potential amount of such bonus shall be pro rated over the period beginning on the Commencement Date and ending on the last day of such fiscal year.

     (S)5.  Fringe Benefits and Perquisites.  During the term of this agreement,
            -------------------------------
the Employee shall be entitled to the following fringe benefits and perquisites:

            (a) Group health and welfare benefits comparable to those offered generally to the Company's executive employees from time to time;

            (b) Three weeks paid vacation during each year of the agreement, provided that for the fiscal year ending December 31, 1996, the amount of such vacation shall be pro rated over the period beginning on the Commencement Date and ending on the last day of such fiscal year, which vacation may be taken during such year any time after September 30, 1996;

            (c) Such other benefits and perquisites as may be offered generally to the Company's executive personnel from time to time pursuant to such terms, conditions, and policies as may be approved by the Board.

     The parties acknowledge that the Company has yet to complete the implementation of its group health benefit plan. Accordingly, the Company shall reimburse the Employee for all costs (not to exceed $450 per month) incurred by the Employee related to the maintenance of health insurance coverage for the Employee and his immediate family with respect to the period beginning on the date of this agreement and ending on the date upon which the Company completes the implementation of such plan. Such reimbursable costs shall include without limitation any expenses incurred by the Employee for health insurance coverage purchased pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986.

     (S)6.  Stock Option.  As additional consideration for the Employee's
            ------------
covenants contained in this agreement, the Company will grant to the Employee, effective the Commencement Date, options (the "Options") to purchase a total of up to 10,000 shares of common stock, par value $.01 a share, of the Company (the "Shares"), consisting of an Option to purchase up to 7,300 Shares pursuant to the Company's 1996 Stock Option Plan and an Option to purchase up to 2,700 Shares pursuant to the Company's 1996 Time Accelerated Restricted Stock Option Plan, each at an exercise price to be determined pursuant to such plans. The Options shall be evidenced by separate agreements, the form of which are attached hereto as Exhibits A and B.

     (S)7.  Confidentiality; Noncompetition.   The Employee shall not, directly
            -------------------------------
or indirectly, at any time (whether during the term of this agreement or thereafter), disclose any Confidential Information (defined below) to any person, association, organization, or entity (other than the Affiliated Companies, as defined below), or use, or permit or assist any person, association, organization, or entity (other than the Affiliated Companies) to use, any Confidential Information, excepting only Confidential Information which is then generally available to or obtainable by the public and which did not become so available or obtainable through the breach of any provision of this agreement by the Employee.

     Upon termination of his employment with the Company (for any reason) (the "Termination Date"), the Employee shall immediately deliver to the Company all documents and other materials containing any Confidential Information which are in his possession or under his control.

     During the Restricted Period (defined below), the Employee shall not directly or indirectly (whether individually or as a shareholder or other owner, partner, member, director, officer, employee, consultant, creditor or agent of any person, association, or other entity):

            (a) Enter into, engage in, or promote or assist (financially or otherwise) any business which competes with the business of any Affiliated Company (the "Business") anywhere in the Restricted Territory (defined below);

            (b) Solicit or attempt to solicit business from any providers of dental services to which any Affiliated Company provides management, consulting, or other services (a "Provider"), or interfere or attempt to interfere with any relationship of any Affiliated Company with any Provider anywhere in the Restricted Territory;

            (c) Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company's relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others;

            (d) Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company; or

            (e) Take any other action which would impair the value of the Business or the assets of any Affiliated Company, including without limitation any action which would tend to disparage or diminish the reputation of any Affiliated Company.

     For purposes of this agreement: (i) "Affiliated Companies" shall include the Company and all subsidiaries or affiliates of the Company (other than Summit Ventures IV, L.P., and its affiliates which are not engaged in a business similar to the Company or its subsidiaries), (ii) "Confidential Information" shall mean all trade secrets, proprietary data, and other confidential information of any Affiliated Company, including without limitation financial information, information relating to business operations, services, promotional practices, and relationships with Providers, suppliers, employees, independent contractors, or other parties, and any information which any Affiliated Company is obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party or otherwise bound; (iii) the "Restricted Period" shall mean the two-year period following the date of termination (for any reason) of Employee's employment with the Company (whether pursuant to this agreement or otherwise); and (iv) the "Restricted Territory" shall mean all geographic areas in which the Company has engaged in any business activity during the 12-month period immediately preceding the Termination Date.

     The Employee acknowledges that (A) the provisions of this section are fundamental and essential for the protection of the Company's legitimate business and proprietary interests, (B) such provisions are reasonable and appropriate in all respects, and (C) in the event of any violation by the Employee of any of such provisions, the Company would suffer irreparable harm and its remedies at law would be inadequate. In the event of any violation or attempted violation of such provisions by the Employee, the Company shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies which may then be available to the Company.

     (S)8.  Termination.  The Employee's employment with the Company shall
            -----------
terminate automatically upon the death of the Employee and may be terminated by the Company, without any further obligation on the part of the Company (except as provided in clause (c), below), immediately upon notice to the Employee under any of the following circumstances:

     (a)    At any time for Cause (defined below);

     (b) At any time if the Employee is under a Long-Term Disability (defined below); or

     (c) At any time without Cause; provided that if the Company terminates the Employee's employment solely pursuant to this clause (c), then the Company shall pay to the Employee severance pay in an amount equal to the Base Rate for a period equal to the shorter of one year or the remainder of the Initial Term as of the date of such termination.

     For purposes of this agreement:

            (i)  "Cause" shall mean

                 (A) any act constituting (1) a felony under the laws of the State of Massachusetts, the federal laws of the United States, or any other applicable law, (2) fraud, embezzlement, misappropriation of assets, willful misfeasance, or dishonesty, or (3) other criminal conduct which in any way materially and adversely affects the reputation, goodwill, or business position of the Company,

                 (B) the failure of the Employee to perform and observe all obligations and conditions to be performed and observed by the Employee under this agreement, or to perform his duties in accordance with the policies, programs, budgets, procedures, and directions established from time to time by the CEO or the Board (any such event, a "Performance Failure"), and to correct any such Performance Failure promptly following notice from the Company to do so, or

                 (C) having corrected a Performance Failure, the occurrence of any subsequent Performance Failure; and

            (ii) "Long-Term Disability" shall mean that, because of physical or mental incapacity, it is more likely than not that the Employee will be unable, within 180 days after his disability commenced, to engage actively in business and financial activities. In the event of any disagreement about whether or when the Employee is under a Long-Term Disability, the question shall be determined: (A) by a physician selected by agreement between the Employee and the Company if such a physician is selected within the 10 days after either of them requests the other to so agree, or, if not, (B) by two physicians, the first of whom shall be selected by the Employee and the second of whom shall be selected by the Company or, if the Employee fails to make a selection within 10 days after being requested to do so by the Company, the second physician shall be selected by the first physician, and (B) if the two physicians fail to agree, by a third physician selected by the first two physicians. The Employee shall submit to all reasonable examinations requested by any such physicians.

     (S)9.  Relocation Expenses.  The Company shall reimburse the Employee,
            -------------------
in accordance with and subject to the Company's policy concerning reimbursement of employee expenses, for all reasonable costs and expenses incurred by the Employee (except for any real estate commissions or fees incurred by the Employee in connection with the sale of his principal residence in Georgia) in connection with his relocation from Georgia to Massachusetts.

     (S)10. Capacity.  The Employee represents and warrants to the Company that
            --------
the has the capacity and right to enter into this agreement and perform all of his obligations under this agreement without any restriction.

     (S)11. Remedies.  All rights and remedies of the Company under this
            --------
agreement are cumulative and in addition to all other rights and remedies which may be available to the Company from time to time, whether under any other agreement, at law, or in equity.

     (S)12. Survival.  The termination of the Employee's employment by the
            --------
Company (for any reason) shall not relieve the Employee of any of his obligations to the Company existing at, arising as a result of, or relating to acts or omissions occurring prior to, such termination. Without limiting the generality of the preceding sentence, in no event shall the termination of such employment modify or affect any obligations of the Employee or rights of the Company under (S)7 of this agreement, all of which shall survive the termination of such employment.

     (S)13. Notices.  All notices and other communications under this agreement
            -------
to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Party) or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

            (a)  If to the Company:

                 American Dental Partners, Inc.
                 c/o Summit Partners, L.P.
                 Suite 2800
                 600 Atlantic Avenue
                 Boston, Massachusetts  02210-2227
                 Attention: Gregory A. Serrao
                 Telecopy No.: (617) 824-1100

                 with a copy to

                 Baker & Hostetler
                 65 East State Street
                 Columbus, Ohio  43215
                 Attention: Gary A. Wadman, Esq.
                 Telecopy No.: (614) 462-2616

            (b)  If to the Employee:

                 George W. Robinson
                 1878 Breckenridge Dr. NE
                 Atlanta, Georgia  30345-4006

     (S)14. Severability.  The intention of the Parties is to comply fully
            ------------
with all rules, laws, and public policies to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe any provision of this agreement and holds that provision to be invalid, such invalidity shall not affect the remaining provisions of this agreement, which shall remain in full force and effect. With respect to any provision in this agreement finally determined by such a court to be invalid or unenforceable, such court shall have jurisdiction to reform this agreement to the extent necessary to make such provision valid and enforceable, and, as reformed, such provision shall be binding on the Parties.

     (S)15. Non-Waiver.  No failure by either Party to insist upon strict
            ----------
compliance with any term of this agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other Party shall affect, or constitute a waiver of, the other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this agreement shall affect or constitute a waiver of, either Party's right to demand strict compliance with all provisions of this agreement.

     (S)16. Complete Agreement.  This agreement and all exhibits attached
            ------------------
hereto, all of which are hereby incorporated herein by reference, contain the entire agreement between the Parties and supersede all other agreements and understandings between the Parties with respect to the subject matter of this agreement. No alterations, additions, or other changes to this agreement shall be made or be binding unless made in writing and signed by both Parties.

     (S)17. Governing Law.  This agreement shall be governed by and construed
            -------------
in accordance with the laws of the State of Massachusetts without regard to principles of conflicts of law.

     (S)18. Captions.   The captions of the various sections of this
            --------
agreement are not part of the context of this agreement, are only guides to assist in locating those sections, and shall be ignored in construing this agreement.

     (S)19. Genders and Numbers.  Where permitted by the context, each
            -------------------
pronoun used in this agreement includes the same pronoun in other genders and numbers, and each noun used in this agreement includes the same noun in other numbers.

     (S)20. Successors.  This agreement shall be personal to the Employee and
            ----------
no rights or obligations of the Employee under this agreement may be assigned by the Employee to any third party. Any assignment or attempted assignment by the Employee in violation of the preceding sentence shall be null and void. Subject to the foregoing, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and assigns of each Party.


AMERICAN DENTAL PARTNERS, INC.



By /s/ Gregory A. Serrao             /s/ George W. Robinson
  ----------------------------      ------------------------------
  Gregory A. Serrao, President      GEORGE W. ROBINSON

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     This agreement (the "Amendment") is made effective August 27, 1997, between American Dental Partners, Inc., a Delaware corporation (the "Company"), and George W. Robinson (the "Employee").

                            Background Information
                            ----------------------

     The Company and the Employee (the "Parties") are the parties to an Employment Agreement dated May 31, 1996 (the "Agreement"). The Parties desire to amend the Agreement as it relates to the Employee's services to the Company and are entering into this Amendment for that purpose.

                            Statement of Agreement
                            ----------------------

     The Parties hereby acknowledge the accuracy of the foregoing Background Information and agree as follows:

     (S)1.  Services.  Section 3 of the Agreement is hereby amended and restated
            --------
to read in its entirety as follows:

            (S)3. Services. The Employee shall serve as the Senior Vice
                  --------
     President - Operations of the Company and shall devote his full business and professional time, intention, energy, loyalty, and skill to the business affairs of the Company, performing such executive and administrative tasks and having such responsibilities as may be assigned to him from time to time by the President and Chief Executive Officer of the Company (the "CEO") or the Board of Directors of the company (the "Board").

     (S)2.  Construction.  In the event of any inconsistency between the
            ------------
provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control. Except as modified by this Amendment, the Agreement shall remain in full force and effect without change. This Amendment shall be binding upon, inure to the benefit of, and be enforceable by and against the heirs, personal representatives, successors, and assigns of each Party.


                                                  AMERICAN DENTAL PARTNERS, INC.

                                                  BY /s/ Gregory A. Serrao
                                                    ----------------------------
                                                    Gregory A. Serrao, Chief
                                                    Executive Officer

                                                  /s/ George W. Robinson
                                                  ------------------------------
                                                  GEORGE W. ROBINSON